Operation and Intellectual Property Service Agreement

THE OPERATION AGREEMENT (the "Agreement") is made on October 20, 2015, and signed by the following parties in Beijing, China.

Party A:

(1)	Mr. Liu Fu ,

Address Group 1, Committee 9, BaoAn Street, Kedong Town, Kedong County Heilongjiang Province

ID No. 230230196505050257,

The shareholder holding 65 percent of the shares of Shuhai Information Technology Co., Ltd ("the underlying shares ");

(2)	Mrs. LIU Zhixin,

Address Room 1204, Unit 3, Building 7, Tianqinwan Wuyi Road, Xinxiu District, Xianghe County, Langfang City, Hebei Province.

ID No. 230230198601020225,

The shareholder holding 35 percent of the shares of Shuhai Information Technology Co., Ltd ("the underlying shares ");

(3)	Shuhai Information Technology Co., Ltd ("domestic company") is a company duly organized, validly existing and in good standing as a legal person under the laws of China.

The number of business License 110106018653375,

The registered address Room 21BC1 No.1 Xinghuo Road, Fengtai District, Beijing City

Party B:

Tianjin Information Sea Information Technology Co., Ltd,

The registered address Room 1704-8359 Block A, Building Kuangshiguoji Xiangluowan Tianjin Free Trade (Central Business District).

The legal representative Liu Zhixin;

WHEREAS:

1. Party A is a domestic company with all its shareholders. The domestic company and its two shareholders here are regarded as a joint party in this Agreement.

2. Party B is lawfully formed and validly existing by virtue of the laws of China.

The license number is 230100401000531, and the registered address is No.2 Floor 8 Unit 3 Building 206-1 Xianfengmarui Community Nangang District, Harbin City;

3. Party A intends to entrust Party B to operate the domestic company;

4. Party A intends to employ party B to provide intellectual property services to the domestic company;

5. Party B operates the domestic company and provides intellectual property services to the domestic company when receiving a commission of party A.

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

Article I Operation

1.1 In accordance with the terms of the Agreement, party A agrees to entrust Party B to operate the domestic company, Party B agrees to operate the domestic company.

1.2 The Agreement is valid from the commencement date. And in the case of any of the following circumstances, this Agreement shall be terminated.

(1) The company is at the expiration of its functioning term; the follow-up company is established.

(2) Acquisition completed date of domestic companies.

1.3 Party B should be solely responsible for the management of the domestic company during the operation period, the management services shall include but not limited to:

(1) Party B should be solely responsible for the management of the domestic company, including the appointment of the board of directors, hiring managers and so on. Party A or its polling agent should be based on party B’s board resolutions making the resolution of shareholder meeting or the board resolution.

(2) Party B should manage and control all assets of the domestic company, the domestic company shall open an operating account or an existing account designated as an operating account. Party B has the right to decide to use the funds of the operating account, the signer of the account should be designated or confirmation by party B. All funds of the domestic company should be stored in operating account, including but not limited to: the existing working capital; the income of selling production equipment, inventory, raw materials and accounts receivable to party B; all payment should be completed through the operating account, including but not limited to: the existing accounts payable and operating costs, the payment of staff’s salaries and asset purchases; operating income should be stored in this account.

(3) Party B has the right to full control and manage the domestic company’s financial affairs and daily maintenance, such as the signing and execution of the contract, the payment of taxes and fees, and so on.

(4) Party B shall provide intellectual property services for the domestic company.

(5) Party B shall provide purchasing management services for the domestic company.

(6) Party B shall provide marketing management services for the domestic company.

(7) Party B shall provide inventory management services for the domestic company.

(8) If the domestic company needs extra money to sustain the operations of a company, party B shall through bank loans or other ways, fully complying with Chinese laws and regulations, to provide the additional funds; while party A shall provide necessary assistance.

1.4 In view of party B’s consideration for the above services, party A should pay operation fee equaling to pre-tax income of the domestic company to party B. Operation fees are as follows: The operating fees is monthly income deducting operating costs, charges and taxes (income tax exclusions). Those fees should be equal to the expected pre-tax income of the domestic company during the term of

Agreement. If there is no pre-tax income, the domestic company does not need to pay the operating fee. When the company suffers losses, correlative fees should be carried forward to the next month to offset next month’s operation fees. Both parties should make calculations. Party A shall pay the operating fees for this month before the 20th next month. The operating fees should be adjusted once a quarter (quarterly adjustment) before the tax declaration to ensure the after-tax profits of the company is zero in this quarter. Furthermore, the operating fees should be adjusted (annual adjustment) once a year before the annual tax declaration to ensure the annual after-tax profits of the company is zero in this year.

1.5 When the domestic company lacks enough money to repay the owed debt, party B shall pay off the debts on behalf of the domestic company. If the domestic company's net asset is lower than its registered capital, party B shall provide capital for the domestic company to make up for the deficit.

ARTICLE II Rights and obligations of both parties

2.1 In accordance with the terms of the Agreement, the rights and obligations of party A as follows:

(1) During the period of validity of the Agreement, party A shall transfer management of the company and all business information including business license and articles of association to party B;

(2) Without the consent of party B, party A shall not be entitled to make any business decision about domestic company;

(3) Party A shall have the right to be informed of operating conditions of the domestic company and put forward the corresponding suggestion;

(4) According to the requirements of party B, party A shall assist party B’s activities of operation;

(5) In accordance with the provisions of "shareholder vote agency”, party A shall perform its obligation and not be in violation of the Agreement;

(6) Party A shall not use the identity of the shareholder status in any forms to interfere in party B’s management of the domestic company;

(7) Without the consent of party B, party A shall not entrust or award a third party other than the party B to exercise the shareholders' rights ;

(8) Without the consent of party B, party A shall not entrust a third party other than the party B to manage the domestic company in any forms;

(9) Party A shall not unilaterally terminate the Agreement for any reasons;

(10) Under the provisions of the Agreement, party A shall enjoy their other rights and perform their other obligations.

2.2 In accordance with the terms of the Agreement, the rights and obligations of party B as follows:

(1) Party B shall have the right independently and fully to manage the domestic company;

(2) Party B shall have the right to dispose all assets of the domestic company;

(3) Party B shall have the right to delegate all directors of the domestic company;

(4) Party B shall have the right to delegate the domestic company's general manager, deputy general manager, financial manager and other senior management personnel;

(5) In accordance with the provisions of "shareholder vote agency”, party B shall convene the shareholders’ meeting and sign shareholders’ resolution;

(6) Under the provisions of the Agreement, party B shall enjoy their other rights and perform their other obligations.

ARTICLE III Guarantees and commitments

From the date of the Agreement, both parties shall make the following guarantees and commitments to each other:

(1) Both parties have the right to sign the Agreement, and have the ability to fulfill the Agreement;

(2) Both parties should timely complete the authorization of the Agreement’s execution and handover in the form of shareholder resolutions;

(3) The two parties on behalf of the staff have got the proper authorization to execute the Agreement;

(4) After the implementation Agreement, both parties have no reasons to deny that the

Agreement shall be binding on both parties and the Agreement is valid for both parties;

(5) To perform the Agreement not mean to :

• violate their business license, articles of association or terms of other similar document;

• violate the provisions of Chinese laws and regulations or other government regulations;

• lead to the other contract (one party involved ) default.

ARTICLE IV Effectiveness

The Agreement shall take effect after it is signed and sealed by the authorized representatives of both parties.

ARTICLE V Responsibility for breach of the Agreement

During the term of the Agreement, violation of any provision of the Agreement is deemed to breach, the default party should bear the non-breaching party’s losses caused by breach.

ARTICLE VI Force majeure

If the Agreement or part of the terms cannot be fulfilled due to force majeure, cannot be regarded as default. The affected party should gather the evidence of force majeure for the first time; both parties shall negotiate to solve the problem due to force majeure of unfulfilled agreement.

ARTICLE VII Governing law

The validity, interpretation and performance implementation of, and the settlement of disputes in respect of, the Agreement shall be governed by the laws and regulations of the PRC.

ARTICLE VIII Dispute resolution

All disputes in connection with the Agreement or the execution there of shall be settled through friendly negotiations. In case no settlement can be reached through negotiations, the case should then be submitted for arbitration to China International Economic and Trade Arbitration Commission, Beijing. The arbitral award is final and binding upon both parties.

ARTICLE IX Confidentiality

9.1 Without judicial authorities or government departments’ legal requirements or another party’s agreement, the employees and representatives of both parties who contact and understand the terms of the Agreement shall keep strictly confidential and not disclose any provisions to third parties, otherwise, the party or person shall bear the corresponding legal responsibility.

9.2 The above confidentiality obligations will not be terminated due to termination of this Agreement.

ARTICLE X Severability

10.1 Due to legal concerns lead to any provision of the Agreement is invalid or unenforceable, the offending provision shall be stricken without affecting the remaining provisions of the Agreement.

10.2 In the above case, the parties shall through friendly consultations, as soon as possible to prepare the supplementary agreement to replace the invalid provision.

ARTICLE XI No-waiver

11.1 No failure or delay in exercising any right hereunder this agreement or under the law shall be deemed a waiver therefore by any party.

11.2 No partly failure in exercising the party’s rights shall be deemed as a waiver thereof the rest of the party’s rights.

11.3 If one party excuses the other party does not fulfill some of the provisions of the Agreement, such excuses shall not be considered excuses for failing to perform the same terms.

XII. Nontransferable

Unless specified in the Agreement, any party shall not assign any rights and obligations of the Agreement to third parties without written consent of the other party, nor provide third-parties guarantees or similar behavior.

XIII. Other matters

13.1 Both parties should bear all the taxes and fees of the execution of the Agreement in accordance with the laws and regulations.

13.2 When the Agreement comes into effect, any revision by both parties shall be an integral part of this Agreement and have the same effect. In the case of revision are inconsistent with the Agreement, shall be subject to revision. If there are multiple corrections, the latest revision shall prevail.

13.3 The present Agreement shall be made out in sextuplicate. Each party keeps one original. And the rest will be used for registration or other necessary government approval purposes.

13.4 The Agreement shall come into effect and be implemented from the date of signature of both parties.

(No Text on this Page, only for Signature.)

Party A:
Mr. Liu Fu	Mrs. Liu Zhixin

Signature: /s/ Fu Liu	Signature:/s/ Liu Zhixin

Shuhai Information Technology Co., Ltd

Signature: /s/ Liu Zhixin

Name: Liu Zhixin

Position:Legal representative

Party B:

Tianjin Information Sea Information Technology Co., Ltd

Signature: /s/ Liu Zhixin

Name: Liu Zhixin

Position:Legal representative